UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2026

BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.
As of January 2, 2026, Blue Owl Credit Income Corp. (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of January 2, 2026 (number of shares finalized on January 26, 2026)	2,872,794	$26,831,893
Item 8.01. Other Events.
Status of the Offering
The Company is currently publicly offering on a continuous basis up to $14.0 billion (the “Current Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”) and previously offered on a continuous basis up to $13.5 billion (the “Follow-On Offering”) and up to $2.5 billion (the “Initial Offering” and together with the Follow-On Offering and the Current Offering, the “Offering”) in Class S, Class D and Class I Shares. Additionally the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class S Shares	720,270,005	$6,814,072,118
Class D Shares	106,105,651	$990,412,346
Class I Shares	1,331,166,953	$12,511,803,765
Private Offering
Class I Shares	165,114,287	$1,560,842,356
Total Offering and Private Offering*	2,322,656,896	$21,877,130,585

*
Includes seed capital of $1,000 contributed by Blue Owl Credit Advisors LLC (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser.

January 2, 2026 Public Offering Price
In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The January 2, 2026 public offering price for each of our share classes is approximately equal to such class’s NAV per share as of December 31, 2025, plus applicable maximum upfront sales load.

	Net Asset (per share)	Maximum Offering Price (per share)
Class S	$9.32	$9.65
Class D	$9.33	$9.47
Class I	$9.34	$9.34
The average debt-to-equity leverage ratio during the month-to-date period ended December 31, 2025 was 0.73x. Pro-forma for the settlement of our most recent tender offer the net debt-to-equity leverage was 0.81x as of December 31, 2025. As of December 31, 2025, we had $4.47 billion of liquid Level 2 assets and $0.74 billion of cash. The table below summarizes the company’s committed debt capacity and drawn amounts as of December 31, 2025.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility(1)	$3,850,000	$995,268
SPV Asset Facility I	650,000	238,600
SPV Asset Facility II	2,000,000	932,000
SPV Asset Facility III	2,000,000	1,233,500
SPV Asset Facility IV	500,000	175,000
SPV Asset Facility V	750,000	606,250
SPV Asset Facility VI	1,350,000	646,000
SPV Asset Facility VII(1)	500,000	463,585
SPV Asset Facility VIII	1,000,000	587,500
SPV Asset Facility IX	300,000	230,000
SPV Asset Facility X	750,000	—
CLO VIII	375,000	375,000
CLO XI	260,000	260,000
CLO XV	312,000	312,000
CLO XVI	420,000	420,000
CLO XVII	325,000	325,000
CLO XVIII	260,000	260,000
CLO XIX	260,000	260,000
CLO XXII	737,500	737,500
September 2026 Notes	350,000	350,000
February 2027 Notes	500,000	500,000
September 2027 Notes	600,000	600,000
May 2028 Notes	500,000	500,000
June 2028 Notes	650,000	650,000
January 2029 Notes	550,000	550,000
September 2029 Notes	900,000	900,000
March 2031 Notes	750,000	750,000
March 2030 Notes	1,000,000	1,000,000
EUR 2031 Notes(1)	587,218	587,218
AUD 2027 Notes(1)	300,771	300,771
Total Debt	$23,287,489	$15,745,192

(1)	Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies and cross-currency swap.
Of the Company’s committed debt capacity, $16.57 billion (71.2%) is in secured floating rate leverage, $0.03 billion (0.1%) is in secured fixed rate leverage, and $6.69 billion (28.7%) is in unsecured fixed rate leverage. Of the Company’s $6.69 billion unsecured fixed rate leverage, $5.84 billion is hedged by interest rate swaps for which we receive fixed rate interest and pay variable rate interest.

Portfolio Update
As of December 31, 2025, we had debt investments in 352 portfolio companies with an aggregate par value of $34.24 billion. As of December 31, 2025, based on par value, our portfolio consisted of 88.2% first lien debt investments, 4.4% second lien debt investments, 1.3% unsecured debt investments, 0.4% specialty finance debt investments, 1.4% preferred equity investments, 0.9% common equity investments, 2.3% specialty finance equity investments, and 1.1% joint ventures. As of December 31, 2025, 98.2% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of December 31, 2025.

Industry	Par ($ in thousands)	% of Par
Healthcare providers and services	$5,098,142	14.9%
Internet software and services	4,077,058	11.9%
Insurance	2,728,184	8.0%
Healthcare equipment and services	2,628,656	7.7%
Financial services	2,343,216	6.8%
Professional services	1,743,898	5.1%
Healthcare technology	1,683,681	4.9%
Food and beverage	1,670,941	4.9%
Business services	1,481,193	4.3%
Buildings and real estate	1,054,356	3.1%
Leisure and entertainment	1,011,128	3.0%
Distribution	918,300	2.7%
Containers and packaging	876,159	2.6%
Infrastructure and environmental services	831,264	2.4%
Telecommunications	775,979	2.3%
Chemicals	767,349	2.2%
Manufacturing	732,493	2.1%
Automotive services	611,520	1.8%
Consumer products	594,773	1.7%
Advertising and media	480,732	1.4%
Household products	444,993	1.3%
Aerospace and defense	324,064	0.9%
Asset based lending and fund finance	297,686	0.9%
Specialty retail	278,520	0.8%
Education	206,826	0.6%
Pharmaceuticals	190,930	0.6%
Transportation	180,804	0.5%
Human resource support services	113,816	0.3%
Energy equipment and services	88,959	0.3%
Automotive aftermarket	8,315	0.0%
Total	$34,243,935	100.0%

Total Returns
During the year ended December 31, 2025, our annual total returns were as follows1:

Total Return
Gross Year-to-Date	10.1%
Net Year-to-Date	7.4%
(1) Total return is not annualized. Net total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized offering expenses, and interest expenses. Gross total return displayed is gross of management fees and incentive fees. Total return is calculated as the total net income, divided by the average NAV during the period (at the Company level, inclusive of all share classes). An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S and Class D common stock, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I common stock is not subject to upfront sales load. Shares of Class S and Class D common stock are subject to annual ongoing servicing fees of 0.85% and 0.25%, respectively, of the then-current net asset value of such shares. Our Class I common stock is not subject to an ongoing servicing fee.

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: January 28, 2026	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer